EXHIBIT 10.20

COINSURANCE AMENDING AGREEMENT

THIS COINSURANCE AMENDMENT (the "Coinsurance Amendment") is made effective as of January 1, 2018, between PRIMERICA LIFE INSURANCE COMPANY OF CANADA ("Primerica") a life insurance company incorporated under the Insurance Companies Act (Canada) (the " Ceding Company"), and MUNICH RE OF MALTA P.L.C. ("Munich Re Malta ") are insurance company incorporated in Malta (the " Reinsurer").

WHEREAS, Primerica and Munich Re Malta agreed to the Novation Amendment of the COINSURANCE AGREEMENT on December 15, 2016, and

WHEREAS, Primerica and Munich Re Malta wish to consent and agree to such amendment to the Coinsurance Agreement; and

WHEREAS, all capitalized terms not otherwise defined here shall have the meanings ascribed to them in the Coinsurance Agreement.

NOW THEREFORE IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

Amendments to Definitions. The following definitions in the Coinsurance Agreement are amended as follows:

(l.) Financial Statement Credit

Section l.l (z) of the Coinsurance Agreement is hereby deleted in its entire ty and replaced with the following:

(z)	"Financial Statement Credit" means credit for reinsurance permitted by OSFI on the Ceding Company' s financial statements and LJCAT calculations filed with OSFI with respect to the Reinsured Policies.

(2.) MCCSR

Section 1.1 (ff) of the Coinsurance Agreement is hereby deleted in its entirety and replace d with the following:

(ff) "LICAT" means Life Insurance Capital Adequacy Test determined in accordance with the LICAT Guideline.

(3.) MCCSR Guideline

Section I. I (gg) of the Coinsurance Agreement is he re by deleted in its entirety and replaced with the following:

(gg) "LICAT Guideline" means the Life Insurance Capital Adequacy Test guidelines as issued by OSFI dated November 2017.

(4.) Required Balance

Section l.l (jjj) of the Coinsurance Agreement is hereby deleted in its entirety and replace d with the following:

"Required Balance" means the greater of (a) and (b) where,

a)	is the Reinsurer' s Quota Share of the Subject Reserves with respect to the Re insured Policies, and
b)	is the sum of (i), (ii) and (iii) where,
i.)	is a n amount equal to 100% of the aggregate liability ceded (if greater than zero), (LICAT Guide line sect ion 10.3.l - Nov 201 7), and

ii.) is a n amount equal to 70% of the offsetting policy-by-policy liabilities ceded (LICAT Guideline section 10.3.2 - Nov 2017), and

iii.) is an amount equal to 140 % of Base Solvency Buffer ceded less PFADs for insurance risks reinsured under the Agreement

(i.e. 140 % x (S B0 - S B1 - R) - PFAD as defined in the LIC AT Guideline section 6.8. l - Nov 2017).

(5.) Required Regulatory Capital

Section 1.1 (kkk) of the Coinsurance Agreement is hereby deleted in its entirety and replaced with the following:

(kkk) "Required Regulatory Capital " means the amount of capital necessary to be maintained by the Ceding Company under the LICAT Guideline with respect to the Subject Reserves.

(6.) Subject Reserves

Section 1.1 (lll) of the Coinsurance Agreement is hereby deleted in its entirety and replaced with the following:

(lll) "Subject Reserves" means, as of any date, all reserves set forth on Schedule A as of such date corresponding to liabilities of a type or kind identified as Covered Liabilities, related to the Reinsured Policies, such amount as dete1mined by the Ceding Company in accordance with the methodologies used by the Ceding Company to calculate such amounts for purposes of its financial statements prepared in according with CGAAP, or such other accounting standards as may be applicable during the term of this agreement, and generally consistent with past practices as of all dates without giving effect to this Agreement or as may otherwise be required to be maintained pursuant to the insurance Companies Act (Canada) and its applicable regulations as well as any instructions, advisories or guidelines issued by OSFI, including the LICAT Guideline.

(7.) Recapture

Section 11.1 (d) of the Coinsurance Agreement is hereby deleted in its entirety and replaced with the following:

(d) If the Reinsurer fails to take steps reasonably satisfactory to the Ceding Company to assure the Ceding Company of Financial Statement Credit for the Reinsured Policies within forty-five (45) calendar days of Reinsurer ' s receipt of written notice from the Ceding Company that the Ceding Company has been advised by any Governmental Authority that the Governmental Authority will deny or has denied Financial Statement Credit on any financial statement filed by the Ceding Company with such Governmental Authority ;

Section 11.3 of the Coinsurance Agreement is hereby dele ted in its entirety and replaced with the following:

Section 11.3 Recapture Fee. The Ceding Company shall pay a recapture fee (the "Recapture Fee") to the Reinsurer upon (i) the occurrence of any recapture of the Reinsured Policies pursuant to Section 11.1(d) if such recapture was triggered by the inability of the Ceding Company to obtain Financial Statement Credit for the Reinsured Policies due to actions taken by the Ceding Company or its Affiliates; provided, however, that if the Reinsurer is in material breach of any representation, warranty or covenant under this Agreement at the time a recapture is triggered under Section 11.1 (d), no Recapture Fee will be due and payable by the Ceding Company or (ii) termination of this Agreement under Section 20.3(a).

The Recapture Fee shall be equal to an amount to be determined by an actuarial appraisal prepared by a nation ally recognized independent  actuarial firm in accordance with methodologies agreed upon by the Ceding Company and Reinsurer to determine the value of the Reinsured Policies at such time in a manner consistent with the valuation  of the Reinsured Policies as set fo11h in the Milliman Report and consistent with the detem1ination of the Initial Ce din g Commission based on such valuation.

(8.) Adjustment of Collaterals and Withdrawals

Section 15. 3 (c) of the Coinsurance Agreement is hereby deleted in its entirety and replace d with the following:

(c) If the Reinsurance Security Account Balance exceeds 110 % of the Required  Balance, as defined in Section 1.1 (ijj), as of the  end of  the  immediately preceding calendar quarter, then the Reinsurer shall have  the  right  to seek approval from the Ceding Company (which shall not be unreasonably or arbitrarily withheld, conditioned or delayed) to withdraw excess Collateral, provided that the amount of such withdrawal of excess Collateral would not reduce the Securities Account Balance to less than 110% of the Required Balance as defined in Section 1.1 (ijj), as of the end of the immediately preceding month, and if so approved, such excess shall be withdrawn in accordance with the Reinsurance Security Agreement.

(9.) Licenses

Section 19.1 (b) of the Coinsurance Agreement is hereby deleted in its entirety and replaced with the following:

Section 19.l(b) At all times during the term of this Agreement, the Reinsurer shall hold and maintain a11 licenses and authorizations required under Applicable Law, deposit in trust all such Trust Assets or otherwise to take all action that may be necessary so that at all times the Ceding Company shall receive Financial Statement Credit.

(10.) In all other respects, the terms of the Coinsurance Agreement shall remain unaltered and shall remain in full force and effect, it being understood that Primerica and Munich Re Malta may subsequently amend the Coinsurance Agreement.

(11.) Primerica and Munich Re Malta hereby ratify and confirm the Coinsurance Agreement as an agreement solely among them.

(12.) Each party hereto agrees to take all such actions and execute and deliver all such documents, certificates, instruments and conveyances as may be necessary or desirable to carry out and give full effect to this Amendment.

(13.) This Amendment shall be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(14.) This Amendment may be signed in counterparts, and each counterpart shall constitute an original document, and such counterparts, taken together, shall constitute one and the same instrument. Counterparts may be executed either in original or electronic form and the parties hereto adopt any signatures received in a portable document format (PDF) as original signatures of the parties.

[Signature page follows.}

IN WITNESS WHERE OF the parties have executed this Coinsurance Amendment as of the dates below.

PRIMERICA LIFE INSURANCE COMPANY OF CANADA

By: /s/ John Adams

Title: CEO

Date: May 29, 2018

By: /s/ Heather Koski

Title: Senior Vice President, Finance and Chief Financial Officer

Date: May 31, 2018

MUNICH RE OF MALTA P.L.C

By: /s/ Birger A. Schimpf

Title: Chief Underwriting Officer

Date: May 22, 2018

By: /s/ Jacobus Malherbe

Title: Senior Actuary

Date: May 22, 2018

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